UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 8, 2013

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

745 Atlantic Avenue Boston, Massachusetts	02111
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On August 8, 2013, Iron Mountain Incorporated (the “Company”) and Iron Mountain Canada Operations ULC (the “Canadian Issuer” and together with the Company, the “Issuers”) announced the pricing of an underwritten public offering by the Company of $600.0 million in aggregate principal amount of the Company’s 6% USD Senior Notes due 2023 (the “U.S. Notes” ) and by the Canadian Issuer of C$200.0 million in aggregate principal amount of the Canadian Issuer’s 6 1/8% CAD Senior Notes due 2021 (the “Canadian Notes” and together with the U.S. Notes, the “Notes”). The Notes will be sold at 100.0% of par. The aggregate net proceeds to the Issuers from this offering are expected to be approximately $777.2 million, after paying underwriters’ discounts and commissions and estimated expenses. The Issuers intend to use a majority of the net proceeds from this offering to redeem all of the Canadian Issuer’s outstanding 7 1/2% CAD Senior Subordinated Notes due 2017, all of the Company’s outstanding 8% USD Senior Subordinated Notes due 2018 and all of the Company’s outstanding 8% USD Senior Subordinated Notes due 2020 and to fund the purchase of up to $137.5 million in principal amount of the Company’s 8 3/8% USD Senior Subordinated Notes due 2021 pursuant to a tender offer (the “Tender Offer”). The Issuers intend to use the remaining net proceeds to repay indebtedness under the Company’s revolving credit facility and for general corporate purposes.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The redemptions of the 7 1/2% CAD Senior Subordinated Notes due 2017, the 8% USD Senior Subordinated Notes due 2018 and the 8% USD Senior Subordinated Notes due 2020 will be made only by means of call notices by the trustee to holders in accordance with the terms of the indenture under which such notes were issued. The Tender Offer is being made solely pursuant to an Offer to Purchase and related Letter of Transmittal, which set forth the complete terms of the Tender Offer. This Current Report on Form 8-K does not constitute a notice of redemption of such notes subject to redemption, or an offer to buy, or solicitation of an offer to sell, any of the 8 3/8% USD Senior Subordinated Notes due 2021 pursuant to the Tender Offer.

A copy of the Company’s press release announcing the pricing of the public offering of the Notes is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)  Exhibits

1.1

Underwriting Agreement, dated as of August 8, 2013, by and among Iron Mountain Incorporated, Iron Mountain Canada Operations ULC and certain other subsidiaries of Iron Mountain Incorporated and the underwriters named therein, pertaining to $600,000,000 in aggregate principal amount of 6% USD Senior Notes due 2023 and C$200,000,000 in aggregate principal amount of 6 1/8% CAD Senior Notes due 2021. (Filed herewith.)

5.1	Opinion of Sullivan & Worcester LLP. (Filed herewith.)
5.2	Opinion of Blake, Cassels & Graydon LLP. (Filed herewith.)
23.1	Consent of Sullivan & Worcester LLP (contained in Exhibit 5.1).
23.2	Consent of Blake, Cassels & Graydon LLP (contained in Exhibit 5.2).
99.1	Press Release of Iron Mountain Incorporated, dated August 8, 2013. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

	By:	/s/ Ernest W. Cloutier
	Name:	Ernest W. Cloutier
	Title:	Executive Vice President, General Counsel and Secretary

Date: August 12, 2013